EXHIBIT 24

POWER OF ATTORNEY

Know all by these presents, the undersigned does hereby constitute and appoint Stephen W. Schoppe, with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1)

execute, for and on behalf of the undersigned, in the undersigned's capacity as the Controller and Chief Accounting Officer of Crimson Exploration Inc. (herein the "Company"), Securities and Exchange Commission (“SEC”) Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder;

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform each any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intent and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file SEC Form 3, 4 or 5 with respect to the undersigned's holding of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS THEREOF, the undersigned has caused the Power of Attorney to be executed as of this 5th day of August 2009.

/s/ Terence W. Lynch
Terence W. Lynch

ACKNOWLEDGMENT

STATE OF TEXAS	§§

COUNTY OF HARRIS	§§

Before me, Anita C. Keelan, the undersigned notary public, on this day personally appeared Terrence W. Lynch, known to me to be the person whose name is subscribed to the foregoing instrument and he acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office this 5th day of August 2009.

[Personal Seal]	/s/ Anita C. Keelan
Notary Public
State of Texas